EXHIBIT 10.1


                       AMENDMENT NO. 1 TO LEASE AGREEMENT


THE AMENDMENT NO. 1 TO LEASE AGREEMENT (the "AMENDMENT NO. 1") is made as of the 31 day of December, 1998, by and between THE TRUSTEES UNDER THE WILL AND OF THE ESTATE OF JAMES CAMPBELL, DECEASED, acting in their fiduciary and not their individual capacities ("Landlord") and APPLIED BIOMETRICS, INCORPORATED, a Minnesota corporation ("Tenant").

                                    RECITALS:

     WHEREAS, Landlord's predecessor in interest, as lessor, and Tenet, as lessee, are parties to that certain office Warehouse Lease and Rider to Lease (the "RIDER") (collectively, the "ORIGINAL LEASE") dated February 8, 1994, concerning the leasing of approximately 11,859 square feet of space (the "PREMISES") in the building located at 501 East Highway 13, Burnsville, Minnesota; and

     WHEREAS, Landlord and Tenant desire to set forth their agreement concerning certain amendments to the Lease, including their agreement to further extend the term of the Lease.

     NOW THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Interpretation of Amendment No. 1. The lease is hereby modified and supplemented. Wherever there exists a conflict between this Amendment No. 1 and the Lease, the provisions of this Amendment No. 1 shall control. Except as otherwise indicated herein, capitalized terms shall be defined in the manner set forth in the Lease. Except as modified and supplemented hereby, the Lease is unamended and in full force and effect.

2. Extension of Term. The term of Tenant's tenancy under the Lease is hereby extended for a period of thirty-six (36) months, commencing April 1, 1999, and ending March 31, 2002 (the "EXTENSION TERM"). Except as amended hereby, all terms of the Lease shall be applicable during the Extension Term; provided, Landlord shall have no obligation to construct, or contribute to the cost of constructing, leasehold improvements to be the Premises during the Extension Term.

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3. Base Rent During Extension Term. Tenant shall pay Base Rent with respect to the Premises during the Extension Term as follows:

(a) During the period of April 1, 1999, through March 31, 2001, Base Rent shall be due in the annual amount of $80,285.43 and shall be payable, in advance, in monthly installments equal to $6,690.45.

(b) During the period of April 1, 2001, through March 31, 2002, Base Rent shall be due in the annual amount of $83,013.00 and shall be payable, in advance, in monthly installments equal to $6,917.75.


     THIS AMENDMENT NO.1 TO LEASE AGREEMENT is executed and delivered as of the date first above written.



                                    LANDLORD:

                                    THE TRUSTEES UNDER THE WILL AND OF THE
                                    ESTATE OF JAMES CAMPBELL, DECEASED,
                                    acting in their fiduciary and not their
                                    individual capacities

                                    By:   /s/ Dorine Holsey Streeter
                                          --------------------------------------
                                          Dorine Holsey Streeter
                                    Its:  Director Mainland Properties


                                    By:   /s/ Timothy J. Brauer
                                          --------------------------------------
                                          Timothy J. Brauer
                                    Its:  Asset Manager


                                    TENENT:

                                    APPLIED BIOMETRICS, INCORPORTED, a Minnesota corporation

                                    By:   /s/ Joseph Marino
                                          --------------------------------------
                                          Joseph Marino
                                    Its:  President